Exhibit 99.1
PRESS RELEASE
FOR IMMEDIATE RELEASE
IPC HOLDINGS PROVIDES UPDATE ON IMPACT OF Q3/05 HURRICANES
PEMBROKE, BERMUDA, October 7th, 2005. IPC Holdings, Ltd. (NASDAQ: IPCR) today provided an update on the expected net impact on third quarter, 2005 earnings as a result of Hurricane Katrina and a preliminary estimate of the net impact from Hurricane Rita. Based upon further analysis of the limited information available, we anticipate that the net impact from these events on our net income in the third quarter will be in the range of $650 million to $750 million.
The estimated range has been based on industry insured loss estimates, output from both industry and proprietary models, a review of contracts potentially affected by the events and limited preliminary information received from both clients and brokers. It has also been assumed that underlying policy terms and conditions are upheld during the loss adjustment process.
The unique circumstances and severity of these tragic and devastating catastrophes, including the extent of flooding and limited access by claims adjusters, introduce additional uncertainty to the normally difficult process of estimating catastrophe losses. This is compounded by the potential for legal and regulatory issues arising regarding the scope of coverage. Consequently, the ultimate net impact of losses from these hurricanes on the Company’s net income might differ substantially from the foregoing range.
The company also noted its earlier announcement regarding the revised scheduling of release of its third quarter results. Results will be released after the close of business on October 25th, and the conference call will take place at 8.30 a.m. EST on October 26th.
This press release contains certain forward-looking statements within the meaning of the U.S. federal securities laws. Statements that are not historical facts, including statements about our beliefs, plans or expectations, are forward-looking statements. These statements are based on our current plans, estimates and expectations. Some forward-looking statements may be identified by our use of terms such as “believes,” “anticipates,” “intends,” “expects” and similar statements of a future or forward-looking nature. In light of the inherent risks and uncertainties in all forward-looking statements, the inclusion of such statements in this press release should not be considered as a representation by us or any other person that our objectives or plans will be achieved. Important factors that could cause actual events or results to differ materially from our expectations regarding the impact of Hurricanes Katrina and Rita, include the total size of the insured industry loss and the complex coverage and regulatory issues such as whether losses result from storm surge or flood. A non-exclusive list of other important factors that could cause actual results to differ materially from those in such forward-looking statements includes the following: (a) the occurrence of natural or man-made catastrophic events with a frequency or severity exceeding our estimates; (b) the adequacy of our loss reserves and the need to adjust such reserves as claims develop over time; (c) any lowering or loss of one of our financial ratings of our wholly-owned subsidiary, IPCRe Limited; (d) the effect of competition on market trends and pricing; (e) changes in general economic conditions, including changes in interest rates and/or equity values in the United States of America and elsewhere; and (f) other factors set forth in our most recent reports on Form 10-K, Form 10-Q and other documents on file with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We do not intend, and are under no obligation, to update any forward-looking statement contained in this press release.
IPC Holdings, Ltd., through its wholly-owned subsidiary IPCRe Limited, provides property catastrophe reinsurance and, to a limited extent, aviation, property-per-risk excess and other short-tail reinsurance on a worldwide basis.

CONTACT:	Jim Bryce, President and Chief Executive Officer or John Weale, Senior Vice President and Chief Financial Officer Telephone: 441-298-5100